                                                            [Execution Copy]

                                    $550,000,000
                                  Ball Corporation
                      $300,000,000 7 3/4% SENIOR NOTES DUE 2006
               $250,000,000 8 1/4% SENIOR SUBORDINATED NOTES DUE 2008


                                  PURCHASE AGREEMENT
                                                             August 5, 1998

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
     INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
FIRST CHICAGO CAPITAL MARKETS, INC.
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Ladies and Gentlemen:

          Ball Corporation, an Indiana corporation (the "COMPANY"), proposes to issue and sell to you (the "INITIAL PURCHASERS"), $300.0 million in aggregate principal amount at maturity of its 7 3/4% Senior Notes due 2006 (the "SERIES A SENIOR NOTES") and $250.0 million in aggregate principal amount at maturity of its 8 1/4% Senior Subordinated Notes due 2008 (the "SERIES A SENIOR SUBORDINATED NOTES" and together with the Series A Senior Notes, the "SERIES A NOTES"). The payment of principal, premium and interest on the Series A Senior Notes and the Company's 7 3/4% Series B Senior Notes due 2006 (the "SERIES B SENIOR NOTES") to be issued in the Exchange Offer referred to below will be unconditionally guaranteed (the "SENIOR NOTE SUBSIDIARY GUARANTEES") on a senior basis by each of Ball Aerospace and Technologies Corp., Ball Asia Pacific Limited, Ball Glass Container Corporation, Ball Holdings Corp., Ball Metal Beverage Container Corp., Ball Metal Food Container Corp., Ball Metal Packaging Sales Corp., Ball Packaging Corp., Ball Plastic Container Corp., Ball Technologies Holdings Corp., Ball Technology Services Corporation, BG Holdings I, Inc., BG Holdings II, Inc.
and Efratom Holding, Inc. (collectively, the "GUARANTORS"), which are all of the Company's current domestic Restricted Subsidiaries (the "SUBSIDIARIES"). The payment of principal, premium and interest on the Series A Senior Subordinated Notes and the Company's 8 1/4% Series B Senior Subordinated Notes due 2008 (the "SERIES B SUBORDINATED NOTES" and together with the Series B Senior Notes, the "SERIES B NOTES;" the Series B Notes together with the Series A Notes, the "NOTES") to be issued in the Exchange Offer referred to below will be unconditionally guaranteed (the "SUBORDINATED NOTE SUBSIDIARY GUARANTEES" and together with the Senior Note Subsidiary Guarantees, the "SUBSIDIARY GUARANTEES") on a senior subordinated basis by the Guarantors.
The Series A Senior Notes are to be issued pursuant to the terms of an Indenture (the "SENIOR NOTE INDENTURE") between the Company and The Bank of New York, as trustee (the "SENIOR NOTE TRUSTEE") and the Series A Senior Subordinated Notes are to be issued pursuant to the terms of an Indenture
(the "SUBORDINATED NOTE INDENTURE" and together with the Senior Note Indenture, the "INDENTURES") between the Company and The Bank of New York, as

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trustee (the "SUBORDINATED NOTE TRUSTEE" and together with the Senior Note
Trustee, the "TRUSTEES"). Unless otherwise indicated, capitalized terms used but not defined herein shall have the meanings given to such terms in the Indentures.

          The Company, Ball Metal Beverage Container Corp. and Reynolds Metals Company ("RMC") have entered into an Asset Purchase Agreement, dated as of April 22, 1998 (the "ASSET PURCHASE AGREEMENT"), pursuant to which the Company will purchase the North American aluminum beverage can and can end manufacturing business of RMC (such business referred to herein as "REYNOLDS"), for approximately $746.0 million, subject to a working capital adjustment. Concurrent with the closing of the Acquisition, the Company is lending RMC $39.0 million pursuant to the terms of the Incentive Loan Agreement (as such term is defined in the Asset Purchase Agreement). The Company is also entering into the Long-Term Credit Agreement, the Short-Term Credit Agreement and the Canadian Revolving Credit Agreement (collectively, the "CREDIT FACILITIES") pursuant to which it will borrow up to $800 million to fund a portion of the purchase price for Reynolds and the loan under the Incentive Loan Agreement. The issue and sale of the Series A Notes, the acquisition of Reynolds and the consummation of the Credit Facilities will take place concurrently and are each conditioned on such other events occurring.

          Each tranche of the Series A Notes will be offered and sold to you pursuant to exemptions from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated July 22, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum (the "OFFERING MEMORANDUM"), dated August 5, 1998, relating to the Company and each tranche of the Series A Notes.

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, each tranche of the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE


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     COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE
     TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          You have represented and warranted to the Company that you will make offers (the "EXEMPT RESALES") of each tranche of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBS"), and (ii) to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 903 or 904 of Regulation S (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "OFFSHORE TRANSACTION" and "U.S. PERSON" have the respective meanings given to them in Regulation S. You will offer each tranche of the Series A Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Senior Notes will have the registration rights set forth in the registration rights agreement (the "SENIOR REGISTRATION RIGHTS AGREEMENT"), to be dated August 10, 1998 (the "CLOSING DATE"), for so long as such Series A Senior Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Senior Registration Rights Agreement). Holders (including subsequent transferees) of the Series A Senior Subordinated Notes will have the registration rights set forth in the registration rights agreement (the "SUBORDINATED REGISTRATION RIGHTS AGREEMENT" and, together with the Senior Registration Rights Agreement, the "REGISTRATION RIGHTS AGREEMENTS"), to be dated the Closing Date, for so long as such Series A Senior Subordinated Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Subordinated Registration Rights Agreement). Pursuant to the

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Registration Rights Agreements, the Company will agree to file with the
Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's Series B Senior Notes and its Series B Senior Subordinated Notes to be offered in exchange for each tranche of the Series A Notes (such offer to exchange being referred to collectively as the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT," and together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale of each tranche of the Series A Notes by certain holders of such Notes, and to use its reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Indentures and the Registration Rights Agreements are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." This is to confirm the agreement concerning the purchase of each tranche of the Series A Notes from the Company by the Initial Purchasers.

          1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and each of the Guarantors (as of the date hereof and the Closing Date) represent, warrant and agree as follows (and all of such representations and warranties shall be deemed to include Reynolds, and all references to the Company in this Section shall assume that the Company has acquired Reynolds as of the date hereof):

               a. The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Company for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company, is contemplated.

               b. The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers expressly for use therein.

               c. The market-related and industry data included in the Preliminary Offering Memorandum and the Offering Memorandum are based upon estimates by the Company derived from sources which the Company believes to be reliable and accurate in all material respects.

               d. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of Indiana with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure to qualify or to be in good standing would not reasonably be expected to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

               e. Each Guarantor is a corporation duly incorporated and validly existing and in good standing under the laws of its state of organization with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and is duly qualified to conduct its business and is in good standing as a foreign corporation in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing does not have a Material Adverse Effect.

               f. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indentures, the Registration Rights Agreements and each tranche of the Notes

               g. Each Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indentures, the Registration Rights Agreements and the Subsidiary Guarantees.

               h. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, constitutes the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally,
     (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

               i. The Senior Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in

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     accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

               j. The Subordinated Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Initial Purchasers, will constitute the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy.

               k. The Senior Note Indenture has been duly authorized by the Company and each Guarantor, and upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Senior Note Trustee, will constitute the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; no qualification of the Senior Note Indenture under the Trust Indenture Act of 1939, as amended ("TIA") is required in connection with the offer and sale of the Series A Senior Notes contemplated hereby or in connection with the Exempt Resales other than in connection with the performance of the Company's obligations under the Senior Registration Rights Agreement.

               l. The Subordinated Note Indenture has been duly authorized by the Company and each Guarantor, and upon its execution and delivery by the Company and each Guarantor and, assuming due authorization, execution and delivery by the Subordinated Note Trustee, will constitute the legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered

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     in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing; no qualification of the Subordinated Note Indenture under the TIA is required in connection with the offer and sale of the Series A Senior Subordinated Notes contemplated hereby or in connection with the Exempt Resales other than in connection with the performance of the Company's obligations under the Subordinated Registration Rights Agreement.

               m. The Series A Senior Notes have been duly authorized by the Company and when duly executed by the Company in accordance with the terms of the Senior Note Indenture and, assuming due authentication of the Series A Senior Notes by the Senior Note Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legally valid and binding obligations of the Company entitled to the benefits of the Senior Note Indenture, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               n. The Series A Senior Subordinated Notes have been duly authorized by the Company and when duly executed by the Company in accordance with the terms of the Subordinated Note Indenture and, assuming due authentication of the Series A Senior Subordinated Notes by the Subordinated Notes Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legally valid and binding obligations of the Company entitled to the benefits of the Subordinated Note Indenture, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               o. The Senior Note Subsidiary Guarantees to be endorsed on the Series A Senior Notes have been duly and validly authorized by each Guarantor and when duly executed by each Guarantor in accordance with the terms of the Senior Note Indenture and, assuming due authentication of the Series A Senior Notes by the Senior Note Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Senior Note Indenture, enforceable against each of the Guarantors in accordance with their terms, subject to
     (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting


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     creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               p. The Subordinated Note Subsidiary Guarantees to be endorsed on the Series A Senior Subordinated Notes have been duly and validly authorized by each Guarantor and when duly executed by each Guarantor in accordance with the terms of the Subordinated Note Indenture and, assuming due authentication of the Series A Senior Subordinated Notes by the Subordinated Note Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each of the Guarantors, entitled to the benefits of the Subordinated Note Indenture, enforceable against each of the Guarantors in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               q. The Series B Senior Notes will have been duly authorized by the Company on or before the Closing Date and, if and when duly issued and authenticated in accordance with the terms of the Senior Note Indenture and delivered in accordance with the Exchange Offer provided for in the Senior Registration Rights Agreement, will constitute legally valid and binding obligations of the Company entitled to the benefits of the Senior Note Indenture, enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               r. The Series B Subordinated Notes will have been duly authorized by the Company on or before the Closing Date and, if and when duly issued and authenticated in accordance with the terms of the Subordinated Note Indenture and delivered in accordance with the Exchange Offer provided for in the Subordinated Registration Rights Agreement, will constitute legally valid and binding obligations of the Company entitled to the benefits of the Subordinated Note Indenture enforceable against the Company in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               s. The Senior Note Subsidiary Guarantees to be endorsed on the Series B Senior Notes will have been duly authorized by each Guarantor on or before the Closing Date and, if and when executed and delivered by the Guarantors, if and when the Series B Senior Notes are issued and authenticated in accordance with the terms of the Senior Registration Rights Agreement and the Senior Note Indenture, the Senior Note Subsidiary Guarantees to be endorsed on the Series B Senior Notes will be the legally valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               t. The Subordinated Note Subsidiary Guarantees to be endorsed on the Series B Senior Subordinated Notes will have been duly authorized by the Guarantors on or before the Closing Date and, if and when executed and delivered by each Guarantor, if and when the Series B Senior Subordinated Notes are issued and authenticated in accordance with the terms of the Subordinated Registration Rights Agreement and the Subordinated Note Indenture, the Subordinated Note Subsidiary Guarantees to be endorsed on the Series B Senior Subordinated Notes will be the legally valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               u. The Company has all requisite corporate power and authority to enter into the Credit Facilities and any and all other agreements and instruments ancillary to or entered into in connection with the transactions contemplated by the Credit Facilities
     (collectively, the "CREDIT DOCUMENTS").

               v. Each of the Credit Documents was duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, subject to
     (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               w. Each of the Company and Ball Metal Beverage Container Corp. has all requisite corporate power and authority to enter into the Asset Purchase Agreement (the "TRANSACTION AGREEMENT"), dated as of April 22, 1998, by and among Ball Corporation, Ball Metal Beverage Container Corp. and Reynolds Metals Company and (ii) any and all other agreements, side letters and instruments ancillary to or entered into in connection with the transactions contemplated by the Transaction Agreement.

               x. The Transaction Agreement has been duly and validly authorized, executed and delivered by the Company and Ball Metal Beverage Container Corp. and, assuming due authorization, execution and delivery by the other party thereto, constitutes the valid and binding agreement of each of the Company and Ball Metal Beverage Container Corp., enforceable against each of the Company and Ball Metal Beverage Container Corp. in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether enforcement is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

               y. All the shares of capital stock, partnership, membership or other equity interest of the Company outstanding prior to the issuance of each tranche of the Series A Notes have been duly authorized and validly issued and are fully paid and nonassessable.

               z. Other than as disclosed in the Offering Memorandum, the Company does not own capital stock or other equity interests of any corporation or entity which would be required by the Senior Note Indenture or the Senior Subordinated Note Indenture to be a Guarantor thereunder. All of the Company's Domestic Subsidiaries, excluding any Unrestricted Subsidiaries and any Excluded Subsidiaries, that have any assets or are guarantors of any other Indebtedness of the Company or any of its Subsidiaries are Guarantors hereunder.

               aa. There are no legal or governmental proceedings pending or, to the knowledge of the Company or any of the Guarantors, expressly contemplated by, or threatened, against the Company or any of the Guarantors or to which any of its properties are subject, that are not disclosed in the Offering Memorandum and are reasonably likely to have a Material Adverse Effect or to materially and adversely affect the issuance of each tranche of the Notes or the consummation of the other transactions contemplated by the Operative Documents. Except as disclosed in the Offering Memorandum, neither the Company nor any of the Guarantors is involved in any strike, job action or labor dispute with any group of employees that is reasonably likely to have a Material Adverse Effect and, to the knowledge of the Company and each of the Guarantors, no such action or dispute is threatened.

               bb. No material relationship, direct or indirect, exists between or among the Company or any of the Guarantors on the one hand, and the directors, officers, shareholders, members, partners, customers or suppliers of the Company on the other hand, that would be required to be described in the Offering Memorandum pursuant to Regulation S-K of the Securities Act if Regulation S-K were applicable to the Offering Memorandum, which is not so described in the Offering Memorandum.

               cc. Neither the Company nor any of its Subsidiaries (i) is in violation of its certificate of incorporation, bylaws or other organizational documents, (ii) is in default in any material respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their respective properties or assets is subject that is material to the Company's consolidated financial condition or prospects (collectively, the "MATERIAL AGREEMENTS") or (iii) is in violation in any material respect of any law, statute or ordinance or any rule, regulation, injunction or decree of any court or governmental agency to which their respective property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise, or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of (i), (ii) or (iii), as would not, individually or in the aggregate, have a Material Adverse Effect.

               dd. Except (i) as has been obtained or completed or (ii) to the extent the failure to obtain any such consent, approval, authorization or order or to make any such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect, none of (A) the issuance, offer or sale of each tranche of the Series A Notes and each tranche of the Series B Notes, the execution, delivery, or performance by the Company or any of its Subsidiaries of this Agreement, the Subsidiary Guarantees or the other Operative Documents, compliance by the Company and its Subsidiaries with the provisions hereof or thereof or the consummation by the Company or such Subsidiaries of the transactions contemplated hereby or thereby; (B) the execution, delivery or performance by the Company of the Credit Facilities or the other Credit Documents, compliance by the Company with the provisions thereof or consummation by the Company of the transactions contemplated thereby; and
     (C) the execution, delivery or performance by the Company and Ball Metal Beverage Container Corp. of the Transaction Agreement, compliance by each of the Company and Ball Metal Beverage Container Corp. with the provisions thereof, or consummation by the Company and Ball Metal Beverage Container Corp. of the transactions contemplated thereby (1) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency, or other governmental body, agency or official (except as such as may be required in connection with the registration under the Securities Act of the Series B Notes in accordance with the Registration Rights Agreements, under the TIA for the issuance of each tranche of the Series B Notes, in connection with the trading of the Notes on PORTAL, under the securities or "blue sky" laws of various jurisdictions in connection with the sale of each tranche of the Series A Notes and each tranche of the Series B Notes and as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or bylaws, or other organizational documents, of the Company or any of its Subsidiaries or (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under any Material Agreement or (3) violates in any material respect any law, statute or ordinance, or any rule, regulation, injunction or decree of any court or governmental agency to which the Company or any of its Subsidiaries or their property or assets may be subject or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (except for liens arising under the Credit Documents) pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

               ee. The accountants, PricewaterhouseCoopers, LLP and Ernst & Young LLP who have certified certain of the financial statements included as part of the Offering Memorandum, are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings during the period covered by the financial statements on which they reported contained in the Offering Memorandum.

               ff. The consolidated and combined historical financial statements, and PRO FORMA financial information, together with the related notes thereto, set forth in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act applicable to registration statements on Form S-3 under the Securities Act. Such historical financial statements fairly present in all material respects the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, subject, in the case of unaudited combined financial statements, to year-end audit adjustments, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such PRO FORMA financial information has been prepared on a basis consistent with the historical and proposed transactions contemplated by the Offering Memorandum and this Agreement. The other financial information and data included in the Offering Memorandum, historical and PRO FORMA, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               gg. Except as disclosed in or specifically contemplated by the Offering Memorandum, subsequent to the date as of which such information was given, (i) neither the Company nor any Guarantor has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company or such Guarantor, (ii) there has been no Material Adverse Effect and, (iii) except as disclosed in or contemplated by the Offering Memorandum, since the date of the latest audited combined financial statements of the Company included in the Offering Memorandum, there has been no (A) dividend or distribution of any kind declared, paid or made by the Company or such Guarantor on any class of its capital stock (other than the payment of regular quarterly cash dividends), (B) issuance of securities (other than pursuant to the Company's or such Guarantor's employee benefit plans and agreements and the issuance of the Series A Notes offered hereby) or (C) material increase in short-term or long-term debt of the Company or such Guarantor.

               hh. The Company and each Guarantor will, on or prior to the Closing Date, have good and marketable title to all property owned by it, free and clear of all liens, claims, security interests or other encumbrances and defects except such as are described in the Offering Memorandum, granted pursuant to the Credit Facilities, or such as do not materially affect the value of such property by the Company or any Guarantor or would not reasonably be expected to have a Material Adverse Effect; and all material real property and buildings held under lease by the Company or any Guarantor is held under valid, subsisting and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

               ii. The Company and each Guarantor owns or has the right to use, free and clear of all Liens (other than Permitted Liens), defects, restrictions or equities of any kind whatsoever (other than Liens, defects, restrictions and equities which would not result in a Material Adverse Effect), all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently employed by it in connection with its respective business now operated by it, except where the failure to own or have the right to use such Intellectual Property would not, singly or in the aggregate, result in a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of the Company and the Guarantors does not, to the Company's knowledge, infringe on the rights or claimed rights of any person. Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect.

               jj. The Company and each Guarantor will, on or prior to the Closing Date, have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority ("PERMITS") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. The Company and each Guarantor is in compliance in all material respects with all its material obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not reasonably be expected to have a Material Adverse Effect.

               kk. The Company is not currently and will not be, upon sale of each tranche of the Series A Notes in accordance herewith and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               ll. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D ("REGULATION D") under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of each tranche of the Notes in a manner that would require the registration of each tranche of the Series A Notes under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of each tranche of the Series A Notes. No securities of the same class as each tranche of the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               mm. Except as permitted by the Securities Act, the Company has not distributed and, prior to the Closing Date will not distribute, any offering material in connection with the offering and sale of each tranche of the Series A Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

               nn. When each tranche of the Series A Notes is issued and delivered pursuant to this Agreement, neither tranche of such Series A Notes will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or that are quoted in a United States automated inter-dealer quotation system.

               oo. Assuming (i) that each tranche of the Series A Notes is issued, sold and delivered under the circumstances contemplated by the Offering Memorandum and this Agreement, (ii) that your representations and warranties in Section 2 are true, (iii) compliance by you with your covenants set forth in Section 2 and (iv) that each of the Eligible Purchasers is either (A) an entity that you reasonably believe to be a QIB or (B) a person who is not a "U.S. person" and who acquires the Series A Notes outside the United States in an "offshore transaction" (within the meaning of Regulation S), the purchase of each tranche of the Series A Notes by you pursuant hereto and the initial resale of each tranche of the Series A Notes pursuant to the Exempt Resales are not required to be registered under the Securities Act.

               pp. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"). Each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               qq. To the knowledge of the Company, the execution and delivery of this Agreement, the other Operative Documents and the sale of each tranche of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

               rr. Except as described in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

               ss. The Company and each of its Subsidiaries maintain insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are reasonably adequate in accordance with customary industry practice to protect the Company and its Subsidiaries and their businesses.

               tt. The Company has filed all Federal, state and local income and franchise tax returns required to be filed through the date hereof (other than those the nonfiling of which would not have a Material Adverse Effect) and have paid all taxes due thereon, other than those being contested in good faith and for which reserves have been provided in accordance with GAAP, currently payable without penalty or interest, or the nonpayment of which would not have a Material Adverse Effect. No tax deficiency has been determined adversely to the Company nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

               uu. Except as set forth in the Offering Memorandum, there has been no storage, disposal, generation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable law, ordinance, rule, regulation or order, or which would require remedial action under any applicable law, ordinance, rule, regulation or order, except for any violation or remedial action which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; except as set forth in, or specifically contemplated by, the Offering Memorandum there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "medical wastes," "toxic wastes," and "hazardous substances" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

               vv. None of the Company or any of its affiliates or any person acting on its or their behalf has engaged or will engage during the applicable restricted period in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to each tranche of the Notes, and the Company and its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirements of Regulation S in connection with any offering of each tranche of the Notes outside of the United States; PROVIDED, that no representation is made by the Company or the Guarantors as to the Initial Purchasers or any person acting on their behalf.

               ww. The sale of each tranche of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.


          2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INITIAL PURCHASERS. The Initial Purchasers represent and warrant that:

               a. Each of the Initial Purchasers is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in each tranche of the Series A Notes.

               b. Each of the Initial Purchasers (i) is not acquiring each tranche of the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of either tranche of the Series A Notes in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell either tranche of the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell either tranche of the Notes pursuant to, nor has it offered or sold either tranche of the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D; including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of each tranche of the Series A Notes.

               c. Each of the Initial Purchasers understands that neither tranche of the Series A Notes has been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons pursuant to an exemption from the registration requirements of the Securities Act or outside the U.S. or to, or for the account or benefit of non-U.S. persons in accordance with Regulation S. Each of the Initial Purchasers represents that it has not offered, sold or delivered either tranche of the Series A Notes, and will not offer, sell or deliver either tranche of the Series A Notes (i) as part of its distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date or such longer period as may then be applicable under Regulation S (such period, the "RESTRICTED PERIOD"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act or another applicable exemption. Accordingly, each of the Initial Purchasers represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 902(b) of Regulation S with respect to either tranche of the Series A Notes, and it, its affiliates and all persons acting on its behalf have complied and will comply with the offering restriction requirements of Regulation S.

               d. Each of the Initial Purchasers agrees that at or prior to confirmation of all sales of each tranche of the Series A Notes pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it during the Restricted Period a confirmation or notice substantially to the following effect:

          "The Notes covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Rule 144A if available under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

     Each of the Initial Purchasers further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of either tranche of the Notes, except with its affiliates or with the prior written consent of the Company.

               e. Each of the Initial Purchasers agrees not to cause any advertisement of either tranche of the Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to each tranche of the Notes, except such advertisements as may be permitted by Regulation S.

               f. The sale of each tranche of the Series A Notes pursuant to Regulation S are "offshore transactions" and are not part of a plan or scheme to evade the registration provisions of the Securities Act.

               g. Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

          The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

          3. PURCHASE OF THE NOTES BY THE INITIAL PURCHASERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell $300.0 million in aggregate principal amount of Series A Senior Notes to the Initial Purchasers and the Initial Purchasers will purchase such aggregate principal amount of Series A Senior Notes at an aggregate purchase price equal to 97.75% of the principal amount thereof (the "SENIOR NOTES PURCHASE PRICE") and the Company agrees to sell $250.0 million in aggregate principal amount of Series A Senior Subordinated Notes to the Initial Purchasers and the Initial Purchasers will purchase such aggregate principal amount of Series A Senior Subordinated Notes at an aggregate purchase price equal to 97.5% of the principal amount thereof (the "SUBORDINATED NOTES PURCHASE PRICE").

          The Company shall not be obligated to deliver any of the Series A Notes to be delivered, except upon payment for all of each tranche of the Series A Notes to be purchased on such Closing Date as provided herein.

          4.   DELIVERY AND PAYMENT.

               a. Delivery to the Initial Purchasers of and payment for each tranche of the Series A Notes shall be made at 10:00 a.m., Chicago time, on the Closing Date at the offices of Skadden, Arps, Slate, Meagher & Flom, 333 W. Wacker Drive, Suite 2100, Chicago, IL 60606, or such other place or time as you and the Company shall designate.

               b. One or more of each tranche of Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchasers may request upon at least one business days' notice to the Company, having an aggregate principal amount at maturity corresponding to the aggregate principal amount of each tranche of the Series A Notes sold pursuant to Exempt Resales (collectively, the "GLOBAL NOTES"), shall be delivered by the Company to the Initial Purchasers, against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you one business day prior to the Closing Date. The Global Notes in definitive form shall be made available to you for inspection not later than 10:00 a.m. on the day immediately preceding the Closing Date.

               c. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Initial Purchasers hereunder.

          5. FURTHER AGREEMENTS OF THE COMPANY AND THE GUARANTORS. The Company and each of the Guarantors agrees:

               a. To advise you promptly and, if requested by you, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of each tranche of any Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and each Guarantor shall use its reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of each tranche of the Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of each tranche of the Series A Notes under any state securities or Blue Sky laws, the Company and each Guarantor shall use reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

               b. To furnish to you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company and each Guarantor consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

               c. Not to amend or supplement the Offering Memorandum prior to the Closing Date unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five days after being furnished a copy of such amendment or supplement. The Company shall reasonably promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales. If, in connection with any Exempt Resales or market-making transactions after the date of this Agreement and prior to the consummation of the Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply in all material respects with any applicable laws, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply in all material respects with applicable law.

               d. To cooperate with you and your counsel in connection with the qualification of each tranche of the Series A Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject or subject itself to taxation in excess of a nominal amount in any such jurisdiction where it is not then so subject). Subject to the provisions in the first sentence of this Section 5(d), the Company shall continue such qualification in effect so long as required by law for distribution of each tranche of the Series A Notes.

               e. Prior to the Closing Date, to furnish to you, as soon as they have been prepared, any internal combined financial statements of the Company that have been prepared by the Company for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

               f. To use its reasonable efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of each tranche of the Series A Notes.

               g. Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of either tranche of the Series A Notes in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of either tranche of Series A Notes.

               h. For a period of 90 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for each tranche of the Series B Notes in connection with the Exchange Offer or (ii) with the prior consent of each of the Initial Purchasers, which consent shall not be unreasonably withheld.

               i.   During any period that the Company is not subject to
     Section 13 or Section 15(d) of the Exchange Act, for the period that is two years after the Closing Date or for so long as necessary to comply with Rule 144A in connection with resales by registered holders or beneficial owners of each tranche of Series A Notes, whichever is longer, to make available to such registered holder or beneficial owner of each tranche of Series A Notes in connection with any sale thereof and any prospective purchaser of each tranche of such Series A Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

               j. To comply with its agreements in the Registration Rights Agreements, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of each tranche of the Notes by DTC for "book-entry" transfer.

               k. To use its reasonable efforts to effect the inclusion of each tranche of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL").

               l. To apply the net proceeds from the sale of each tranche of the Series A Notes being sold by the Company as set forth in the Offering Memorandum under the caption "Use of Proceeds."

               m. During the period that is two years after the Closing Date, to take such steps as shall be necessary to ensure that the Company does not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

          6. EXPENSES. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indentures, any Blue Sky Memoranda and any other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than reasonable fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (iii) the issuance and delivery by the Company of each tranche of the Notes, (iv) the qualification of each tranche of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested by the Initial Purchasers for use in connection with the initial Exempt Resales, (vi) the preparation of certificates for each tranche of the Notes including, without limitation, printing and engraving, (vii) the fees, disbursements and expenses of the Company's counsel and accountants,
(viii) all expenses and listing fees in connection with the application for quotation of each tranche of the Series A Notes in PORTAL, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of each tranche of the Notes by DTC for "book-entry" transfer and (x) the performance by the Company of its other obligations under this Agreement to the extent not provided for above.

          7. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and again on the Closing Date (as if made again on and as of such date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

               a. The Offering Memorandum shall have been printed and copies made available to you not later than 6:00 p.m., Chicago time, on the Business Day following the date of this Agreement, or at such later date and time as you may approve in writing.

               b. No Initial Purchaser shall have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Kirkland & Ellis, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary to make the statements contained in the Offering Memorandum, in the light of the circumstances under which they were made, not misleading.

               c. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Offering Memorandum and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               d. Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Company and Donald C. Lewis, General Counsel of the Company each shall have furnished to the Initial Purchasers, their written opinions addressed to the Initial

     Purchasers and dated as of the Closing Date, substantially in the form of Exhibit A and Exhibit B hereto, respectively.

               e. The Initial Purchasers shall have received from Kirkland & Ellis, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of each tranche of the Series A Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require.

               f. The Company shall have entered into the Senior Credit Facilities and any Credit Documents and the Initial Purchasers shall have received counterparts, conformed as executed, thereof, and the Company shall have borrowed such amounts thereunder as contemplated in the Offering Memorandum.

               g. The Company and the Senior Note Trustee shall have entered into the Senior Note Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               h. The Company and the Subordinated Note Trustee shall have entered into the Subordinated Note Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               i. The Company and the Initial Purchasers shall have entered into each of the Senior Registration Rights Agreement and the Subordinated Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

               j. The Initial Purchasers shall have received from PricewaterhouseCoopers, LLP, independent certified public accountants, letters addressed to the Company and the Initial Purchasers, substantially in the form heretofore approved by the Initial Purchasers, and dated the date hereof and the Closing Date, (i) confirming that they are independent accountants as required by the Securities Act and its Rules and Regulations, (ii) stating, as of the date of each letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five Business Days prior to the date of each letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the letter delivered concurrently with this Agreement and (iii) with respect to the letter delivered on the Closing Date, confirming in all material respects the conclusions and findings set forth in the letter delivered concurrently with this Agreement.

               k. The Initial Purchasers shall have received from Ernst & Young LLP, independent certified public accountants, letters addressed to the Initial Purchasers, substantially in the form heretofore approved by the Initial Purchasers, and dated the date hereof and the Closing Date, (i) confirming that they are independent auditors as required by the Securities Act and its Rules and Regulations, (ii) stating, as of the date of each letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five Business Days prior to the date of each letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the letter delivered concurrently with this Agreement and (iii) with respect to the letter delivered on the Closing Date, confirming in all material respects the conclusions and findings set forth in the letter delivered concurrently with this Agreement.

               l. The Company shall have furnished to the Initial Purchasers a certificate, dated as of the Closing Date, of a Vice President and its Chief Financial Officer or Treasurer stating that the representations, warranties and agreements of the Company (after giving effect to all materiality qualifiers therein) and the Guarantors in Section 1 are true and correct as of such Closing Date and giving effect to the consummation of the transactions contemplated by the Transaction Agreement, the Credit Documents and this Agreement; the Company and each Guarantor has complied in all material respects with all its agreements contained herein; and the conditions set forth in Sections 7(m) and 7(o) have been fulfilled.

               m. The Company and each Guarantor shall not have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable, good faith judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

               n. Kirkland & Ellis shall have been furnished with executed copies, certified by the Assistant Corporate Secretary of the Company, of the Transaction Agreement, the Credit Documents and such other documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Agreement and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

               o.   Subsequent to the execution and delivery of this Agreement
     (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

               p. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,
     (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become directly engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to proceed with the public offering or delivery of each tranche of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          8.   INDEMNIFICATION AND CONTRIBUTION.

               a. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, their officers and employees and each person, if any, who controls the Initial Purchasers within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of either tranche of Notes), to which the Initial Purchaser, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented), or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering

     Memorandum (in each case as amended or supplemented) any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and shall reimburse the Initial Purchaser and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein; and PROVIDED FURTHER that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the foregoing indemnity shall not inure to the benefit of an Initial Purchaser (or any person who controls the Initial Purchaser or any officer or director thereof) from whom the person asserting such loss, claim, damage, liability or action purchased the Notes, to the extent that such sale was an initial resale by the Initial Purchaser and any such loss, claim, damage, liability or action of the Initial Purchasers is a result of the fact that both (i) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, and (ii) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of noncompliance by the Company with section 5(c). The foregoing indemnity agreement is in addition to any liability which the Company or any Guarantor may otherwise have to the Initial Purchasers or to any officer, employee or controlling person of any of the Initial Purchasers.

               b. Each of the Initial Purchasers shall indemnify and hold harmless the Company, the Guarantors, their officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such Guarantor, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum or the Offering Memorandum (in each case as amended or supplemented) or in any Blue Sky application any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by or on behalf of the Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Guarantors, and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, the Guarantors, or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the any of the Initial Purchasers may otherwise have to the Company or any such director, officer, employee or controlling person.

               c.   Promptly after receipt by an indemnified party under this
     Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel, (iii) counsel which has been provided by the Company reasonably determines that its representation of such indemnified person would present it with a conflict of interest or
     (iv) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company, and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the

     Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by Lehman Brothers Inc. and that all such reasonable fees and expenses shall be reimbursed as they are incurred). No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               d. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of each tranche of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of each tranche of the Series A Notes purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to each tranche of the Series A Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of each tranche of the Series A Notes under this Agreement, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial
     Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which each tranche of the Series
     A Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which the Initial Purchasers have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

               e. Each of the Initial Purchasers confirms and the Company acknowledges that the last paragraph on the cover page, the stabilization legend on page iii and the information contained in the first, fifth, sixth, seventh, ninth, tenth and thirteenth paragraphs of the section entitled "Plan of Distribution" constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum.

          9. TERMINATION. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers Inc. by notice given to the Company prior to delivery of and payment for each tranche of the Series A Notes if, prior to that time, any of the events described in Sections 7(m), 7(o) or 7(p) shall have occurred or if the Initial Purchasers shall decline to purchase either tranche of the Series A Notes for any reason permitted under this Agreement.

          10. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If the Company shall fail to tender either tranche of the Series A Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) (accompanied by documentation) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of each tranche of the Series A Notes, and upon demand the Company shall pay the full amount thereof to the Initial Purchasers.

          11. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

               a. if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy to Kirkland & Ellis, 200 E. Randolph Drive, Chicago, IL 60601, Attention: H. Kurt von Moltke (Fax:
     312-861-2200); and

               b. if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Ball Corporation, Colorado Office Center, 9300 West 108th Circle, Broomfield, CO 80021-3682, Attention:
     General Counsel (Fax: 303-460-2691), with a copy to Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Suite 2100, Chicago, IL 60606,
     Attention: Brian W. Duwe (Fax: 312-407-0411).

          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Initial Purchasers. Any notice of a change of address or facsimile transmission number must be given by the Company or by the Initial Purchasers, as the case may be, in writing, at least three days in advance of such change.

          12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (i) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the persons, if any, who control the Initial Purchasers within the meaning of Section 15 of the Securities Act and (ii) the representations, warranties, indemnities and agreements of the Initial Purchasers contained in this Agreement shall be deemed to be for the benefit of directors, officers and employees of each of the Company and the Guarantors and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          13. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Initial Purchasers and the Company contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          14. DEFINITION OF THE TERMS "BUSINESS DAY." For purposes of this Agreement, "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          16. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          17. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                             [SIGNATURE PAGE(S) FOLLOW]

          If the foregoing correctly sets forth the agreement between the Initial Purchasers and the Company, please indicate your acceptance in the space provided for that purpose below.

                              Very truly yours,

                              BALL CORPORATION


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Treasurer


                              BALL AEROSPACE AND TECHNOLOGIES CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL ASIA PACIFIC LIMITED


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL GLASS CONTAINER CORPORATION


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President

                              BALL HOLDINGS CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BG HOLDINGS I, INC.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BG HOLDINGS II, INC.,


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL METAL BEVERAGE CONTAINER CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL METAL FOOD CONTAINER CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President

                              BALL METAL PACKAGING SALES CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL PACKAGING CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL PLASTIC CONTAINER CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL TECHNOLOGIES HOLDINGS CORP.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President


                              BALL TECHNOLOGY SERVICES CORPORATION


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title:  Vice President

                              EFRATOM HOLDING, INC.


                              By:  /s/ Douglas E. Poling
                                 --------------------------------------------
                              Name: Douglas E. Poling
                              Title: Vice President



Accepted:

LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
FIRST CHICAGO CAPITAL MARKETS, INC.

          By: LEHMAN BROTHERS INC.



          By:  /s/ Christoph E. Hodge
             -----------------------------------
          Name: Christoph E. Hodge
          Title: Managing Director

                                     EXHIBIT A

   FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM TO BE DELIVERED AS OF
                                  THE CLOSING DATE

                            [DRAFT DELIVERED SEPARATELY]